EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99554, 333-49606, 333-72684, 333-126820, 333-131527, 333-147262, 333-161452, 333-170534, 333-208133, 333-234794 and 333-283301) and Form S-3 (Nos. 333-279553 and 333-291255) of The Estée Lauder Companies Inc. of our report dated August 19, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
August 19, 2026